SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No.     )

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CORINTHIAN COLLEGES, INC.
(Name of Registrant as Specified In Its Charter)

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Notes:

October 15, 2002

Dear Fellow Stockholder:

On behalf of the Board of Directors, you are cordially invited to attend the 2002 Annual Meeting of Stockholders of Corinthian Colleges, Inc. to be held at the DoubleTree Club Hotel, California Ballroom, 7 Hutton Centre Drive, Santa Ana, California 92707, on November 21, 2002 at 10:00 a.m., local time. The formal notice of the Annual Meeting appears on the following page. The attached Notice of Annual Meeting and Proxy Statement describe the matters that we expect to be acted upon at the Annual Meeting.

During the Annual Meeting, stockholders will view a presentation by Corinthian’s senior management and have the opportunity to ask questions. Whether or not you plan to attend the Annual Meeting, it is important that your shares be represented. Regardless of the number of shares you own, please sign and date the enclosed proxy card and promptly return it to us in the enclosed postage paid envelope. If you sign and return your proxy card without specifying your choices, your shares will be voted in accordance with the recommendations of the Board of Directors contained in the Proxy Statement.

We look forward to seeing you on November 21, 2002 and urge you to return your proxy card as soon as possible.

Sincerely,

David G. Moore
Chairman of the Board,
President and Chief Executive Officer

CORINTHIAN COLLEGES, INC.
6 Hutton Centre Drive, Suite 400
Santa Ana, CA 92707-5765
(714) 427-3000

Notice of Annual Meeting of Stockholders
to be held on November 21, 2002

TO THE STOCKHOLDERS OF CORINTHIAN COLLEGES, INC.:

The Annual Meeting of Stockholders of Corinthian Colleges, Inc. (the “Company”) will be held at 10:00 a.m., California time, on November 21, 2002, at the DoubleTree Club Hotel, California Ballroom, 7 Hutton Centre Drive, Santa Ana, California 92707, for the following purposes:

1.     To vote for the election of Loyal Wilson and Michael P. Berry to the Company’s Board of Directors for a three-year term expiring at the Annual Meeting of Stockholders in 2005;

2.     To ratify the appointment by the Audit Committee of the Board of Directors of Ernst & Young LLP as the Company’s independent auditors for its fiscal year ending June 30, 2003; and

3.     To transact such other business as may properly come before the meeting or any adjournments thereof.

The Board of Directors has fixed the close of business on October 1, 2002 as the record date for determining stockholders entitled to notice of, and to vote at, the meeting.

By order of the Board of Directors,

David G. Moore
Chairman of the Board,
President and Chief Executive Officer

Santa Ana, California
October 15, 2002

ALL STOCKHOLDERS ARE URGED TO ATTEND THE MEETING IN PERSON OR BY PROXY. WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE MEETING, PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED POSTAGE PAID ENVELOPE FURNISHED FOR THAT PURPOSE .

PROXY STATEMENT

The accompanying proxy is solicited by the Board of Directors of Corinthian Colleges, Inc., a Delaware corporation (the “Company” or “Corinthian”), for use at the Annual Meeting of Stockholders to be held at 10:00 a.m., California time, on November 21, 2002, at the DoubleTree Club Hotel, California Ballroom, 7 Hutton Centre Drive, Santa Ana, California 92707, and any adjournments thereof. This Proxy Statement and accompanying form of proxy were first sent to stockholders on or about October 15, 2002.

All share numbers and share prices provided in this Proxy Statement have been adjusted to reflect the two-for-one stock splits of the shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), effected in the form of stock dividends in December 2000 and May 2002.

Record Date and Outstanding Shares

The Board of Directors has fixed the close of business on October 1, 2002 as the record date (the “Record Date”) for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting and any adjournments thereof. As of the Record Date, Corinthian had outstanding 43,184,606 shares of Common Stock. Each of the outstanding shares of Common Stock is entitled to one vote on all matters to come before the Annual Meeting.

Voting of Proxies

Dennis N. Beal and Dennis L. Devereux, the persons named as proxies on the proxy card accompanying this Proxy Statement, were selected by the Board of Directors to serve in such capacity. Messrs. Beal and Devereux are both executive officers of Corinthian. Each executed and returned proxy will be voted in accordance with the directions indicated thereon, or if no direction is indicated, such proxy will be voted in accordance with the recommendations of the Board of Directors contained in this Proxy Statement. Each stockholder giving a proxy has the power to revoke it at any time before the shares it represents are voted. Revocation of a proxy is effective upon receipt by the Secretary of Corinthian of either (i) an instrument revoking the proxy or (ii) a duly executed proxy bearing a later date. Additionally, a stockholder may change or revoke a previously executed proxy by voting in person at the Annual Meeting.

Required Vote

Directors.    A plurality of the shares of Common Stock voted in person or by proxy is required to elect the nominees for directors. A plurality means that the two nominees receiving the largest number of votes cast will be elected. Stockholders will not be allowed to cumulate their votes in the election of directors.

Ratification of Auditors.    The affirmative vote of a majority of the shares of Common Stock represented in person or by proxy is required to ratify the appointment by the Audit Committee of the Board of Directors of Ernst & Young LLP as Corinthian’s independent auditors. A properly executed proxy marked “Abstain” with respect to the proposal to ratify Ernst & Young LLP as the Company’s independent auditor will not be voted, although it will be counted for purposes of determining whether a quorum is present. Accordingly, an abstention will have the same effect as a vote against this proposal.

Voting by Street Name Holders

If you are the beneficial owner of shares held in “street name” by a broker, the broker, as the record holder of the shares, is required to vote those shares in accordance with your instructions. If you do not give instructions to the broker, the broker will nevertheless be entitled to vote the shares with respect to “discretionary” items but will not be permitted to vote the shares with respect to “non-discretionary” items (in which case, the shares will be treated as “broker non-votes”).

Quorum and Broker Non-Votes

The required quorum for transaction of business at the Annual Meeting will be a majority of the shares entitled to vote that are issued and outstanding as of the Record Date. Votes cast by proxy or in person at the Annual Meeting will be tabulated by the election inspectors appointed for the meeting and will determine whether or not a quorum is present. The election inspectors will treat broker non-votes as shares that are present and entitled to vote for purposes of determining the presence of a quorum. However, for purposes of determining the outcome of any matter as to which the broker has indicated that it does not have discretionary voting authority, those shares will be treated as not present and not entitled to vote with respect to that matter (even though those shares are considered entitled to vote for quorum purposes and may be entitled to vote on other matters).

Summary Annual Report to Stockholders

Corinthian’s Form 10-K, which is incorporated into Corinthian’s Annual Report to Stockholders for the fiscal year ended June 30, 2002 and contains financial and other information pertaining to Corinthian, is being furnished to stockholders simultaneously with this Proxy Statement.

PROPOSAL 1

ELECTION OF DIRECTORS

Corinthian’s Board of Directors currently consists of six directors. Article V of Corinthian’s Amended and Restated Certificate of Incorporation provides that the Board of Directors shall be classified with respect to the terms for which its members shall hold office by dividing the members into three classes. At the Annual Meeting, two Class I directors will be elected, each for a term of three years expiring at Corinthian’s Annual Meeting of Stockholders in 2005. Both of the nominees, Loyal Wilson and Michael P. Berry, are presently serving as directors of Corinthian. The Board of Directors recommends that the stockholders vote in favor of the election of the nominees named in this Proxy Statement to serve as directors of Corinthian. See “Nominees” below. Michael P. Berry was appointed to the Board of Directors on August 26, 2002 to fill the vacancy created by the resignation of Dr. Carol D’Amico in July 2001 following her confirmation by the United States Senate to be Assistant Secretary of Education. The four remaining directors whose terms of office do not expire in 2002 will continue to serve after the Annual Meeting until such time as their respective terms of office expire or their successors are duly elected and qualified. See “Other Directors” below. If at the time of the Annual Meeting any of the nominees should be unable or decline to serve, the persons named as proxies on the proxy card will vote for such substitute nominee or nominees as the Board of Directors recommends, or vote to allow the vacancy created thereby to remain open until filled by the Board of Directors, as the Board of Directors recommends. The Board of Directors has no reason to believe that any nominee will be unable or decline to serve as a director if elected.

Nominees

The names of the nominees for the office of director and certain information concerning such nominees are set forth below:

Loyal Wilson, age 54, has served as a member of the Board of Directors since Corinthian’s inception in July 1995. He is a member of the Audit and Compensation Committees of the Board. He has been a Managing General Partner of Primus Venture Partners since 1983 and a Managing Director of Primus Venture Partners, Inc. since 1993. In those capacities, Mr. Wilson has overseen investments by various venture funds controlled by those entities in numerous private companies. From 1975 to 1983, Mr. Wilson was employed by First Chicago Corporation. He is also a Director of STERIS Corporation and was formerly a Director of DeVry, Inc. He received a Bachelor of Arts in Economics from the University of North Carolina and a Masters in Business Administration from Indiana University.

Michael P. Berry, age 54, was appointed to the Board of Directors on August 26, 2002 to fill the vacancy created by the resignation of Dr. Carol D’Amico. At such time, Mr. Berry was also appointed to both the Board’s Audit and Compensation Committees. Mr. Berry currently serves as the President and Chief Operating Officer of the restaurant division of The Cheesecake Factory Incorporated. Prior to joining The Cheesecake Factory in May 2002, Mr. Berry served as President of Barnes and Noble Booksellers from February 2001 to May 2002. Previously, Mr. Berry was Senior Vice President of Operations for The Disneyland Resort and Downtown Disney from January 1998 to February 2001 and Vice President of Food Operations and Concept Development from April 1996 to January 1998. Before joining Disney, Mr. Berry held senior positions at Harvard University, the University of California at Irvine and the University of California at Los Angeles. Mr. Berry received a Bachelor of Arts from the University of New Hampshire.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR ALL OF THE NOMINEES FOR ELECTION AS CLASS I DIRECTORS.

Other Directors

The following persons will continue to serve as directors of Corinthian after the Annual Meeting until their terms of office expire (as indicated below) or until their successors are elected and qualified.

Paul R. St. Pierre, age 57, is one of the founders of Corinthian and has served as Corinthian’s Vice President, Marketing & Admissions, as well as a member of the Board of Directors, since the Company’s inception in July 1995. He was promoted to Executive Vice President in April 1998. Mr. St. Pierre is a Class II director whose term of office will expire at the annual meeting of the Company’s stockholders in November 2003. He was employed by a subsidiary of National Education Corporation (“NEC”) from 1991 to 1995. His first assignment at NEC was as School President for its San Bernardino, California campus. Subsequently, he held corporate assignments as Director of Special Projects, Vice President of Operations for the Learning Institutes Group (the largest colleges owned by NEC) and as Vice President, Marketing & Admissions for NEC. From 1986 to 1991, Mr. St. Pierre was employed by Allied Education Corporation, initially as School Director, but the majority of the period as Regional Operations Manager. He was employed as School Director at Watterson College in 1985. From 1982 to 1985, Mr. St. Pierre was Executive Vice President and Partner for University Consulting Associates, principally responsible for the marketing and sales of education services, on a contract basis, to institutions of higher education. He was previously employed, from 1980 to 1982, as Division Manager for the Institute for Professional Development, a division of Apollo Group. Mr. St. Pierre received a Bachelor of Arts in Philosophy from Stonehill College, a Master of Arts in Philosophy from Villanova University and is a Ph.D. candidate in Philosophy at Marquette University.

Linda Arey Skladany, Esq., age 57, became a member of the Board of Directors effective upon the completion of Corinthian’s initial public offering in February 1999. She is a member of the Audit and Compensation Committees of the Board. Ms. Skladany is a Class II Director whose term of office will expire at the annual meeting of the Company’s stockholders in November 2003. Ms. Skladany has been Senior Associate Commissioner in charge of the Office of External Relations at the United States Food and Drug Administration since July 2002. Prior to that time, she was Vice President for Congressional Relations at Parry, Romani, DeConcini & Symms, a Washington D.C. lobbying firm, from 1995 to June 2002. Ms. Skladany joined the Reagan administration in 1981 as Special Assistant, first to the Secretary of Education and then later to the United States Attorney General, before joining the United States Department of Transportation as Director of the Executive Secretariat under Secretary Elizabeth Dole. In 1985, Ms. Skladany joined President Reagan’s White House staff as Special Assistant to the President and Deputy Director of the White House Office of Public Liaison. In 1988, President Reagan appointed Ms. Skladany to the Advisory Committee for Trade Negotiation. She was later appointed by Presidents Reagan and Bush, respectively, to the positions of Commissioner and Acting Chair of the Occupational Safety and Health Review Commission. From 1990 to 1995, Ms. Skladany was a legislative attorney and of counsel with the law firm of Holland and Hart. From 1993 to 1995, she also served as Executive Director of the Foundation for Environmental and Economic Progress. In 1994, Governor George Allen of Virginia appointed her to a four-year term on the Board of Visitors of the College of William and Mary. Ms. Skladany earned a Bachelor of Arts in Education from the College of William and Mary, a Master of Arts in Education from Wake Forest University and a Juris Doctorate from the University of Richmond Law School. She has been admitted to the bar in Virginia and the District of Columbia.

David G. Moore, age 64, is one of the founders of Corinthian and has served as President and Chief Executive Officer, as well as a member of the Board of Directors, since the Company’s inception in July 1995. In August of 2001, Mr. Moore was elected Chairman of the Board. Mr. Moore is a Class III director whose term of office will expire at the annual meeting of the Company’s stockholders in November 2004. Immediately prior to forming the Company, he was President of a subsidiary of NEC. From 1992 to 1994, Mr. Moore served as President of DeVry Institute of Technology in Los Angeles, where he developed DeVry’s West Coast growth strategy. From 1980 to 1992 he was employed by Mott Community College in Flint, Michigan, where he was President from 1984 to 1992. From 1960 to 1980 Mr. Moore served a distinguished career in the U. S. Army, retiring at the rank of Colonel. Mr. Moore received a Bachelor of Arts in Political Science from Seattle University and Master of Business Administration from the University of Puget Sound. He has also completed the Management of Higher Education Program at Harvard University, post graduate studies in Higher Education Management at the University of Michigan and graduate study and research in Computer Science at Kansas State University.

Jack D. Massimino, age 53, became a member of the Board of Directors effective upon the completion of Corinthian’s initial public offering in February 1999. He is a member of the Audit and Compensation Committees of the Board. Mr. Massimino is a Class III director whose term of office will expire at the annual meeting of the Company’s stockholders in November 2004. Mr. Massimino is retired and manages his personal investment portfolio. He was President and Chief Executive Officer of Talbert Medical Management Corporation, a publicly traded physician practice management company from 1995 through late 1997. Prior to his association with Talbert, Mr. Massimino was Executive Vice President and Chief Operations Officer of FHP International Corporation, a multi-state, publicly traded HMO, with revenues in excess of $4 billion. He also served in other executive positions since joining FHP in 1988, including Senior Vice President and Vice President, Corporate Development. Mr. Massimino has held other executive positions in the healthcare field since the mid 1970’s. He received a Bachelor of Arts in Psychology from California Western University and earned a Master’s Degree in Management from the American Graduate School for International Management. Mr. Massimino has served on several boards, including Talbert Medical Management Corporation, FHP, Inc., Texas Health Plans, Great States Insurance Company, Art Institute of Southern California, Thunderbird World Business Advisory Council and the Orange County Business Committee for the Arts.

Director Compensation

Each non-employee director is paid an annual fee of $18,000 for his or her services as a director, $1,000 for each Board of Directors meeting attended and $500 for each Board Committee meeting attended. All non-employee directors are reimbursed for their reasonable out-of-pocket expenses incurred in attending Board of Directors meetings and Committee meetings.

Also, upon first being appointed or elected to the Board of Directors, each non-employee director has received, and each new non-employee director will receive in the future, a stock option grant to purchase 12,000 shares of Common Stock at the then-current market price. These stock options vest at the rate of 50% on each of the first and second anniversaries of the grant date.

In addition, immediately following each annual meeting of stockholders, each director automatically receives a stock option grant to purchase 10,000 shares of Common Stock. Each of these options are granted at the then-current market price and all such options become 100% vested on the first anniversary of the grant date.

Attendance At Meetings

The Board of Directors met in person or conducted telephonic meetings a total of 10 times during fiscal year 2002. During that same period, the Board has acted 11 times by unanimous written consent. Each director has attended at least 75% of all Board meetings and applicable Committee meetings held during the period for which such person has been a director.

Committees of the Board of Directors

The Board of Directors has established an Audit Committee and a Compensation Committee, each comprised entirely of directors who are not officers of Corinthian. The Board of Directors has no nominating committee; selection of nominees for the Board is made by the entire Board of Directors.

The Audit Committee is currently comprised of Mr. Wilson, Mr. Massimino, Ms. Skladany and Mr. Berry. Prior to July 27, 2001, the members of the Audit Committee were Mr. Wilson, Mr. Massimino and Dr. Carol D’Amico. On July 27, 2001, Dr. D’Amico resigned from our Board of Directors to accept a position as Assistant Secretary of Adult and Vocational Education for the United States Department of Education. On August 28, 2001, Ms. Skladany was appointed to replace Dr. D’Amico as a member of the Audit Committee. On August 26, 2002, Mr. Berry became a member of the Board of Directors and was simultaneously appointed to the Audit Committee. The Audit Committee operates under a written charter adopted by our Board of Directors, a copy of which is attached hereto as Appendix A. The Audit Committee is responsible for reviewing the internal accounting procedures of the Company and the results and scope of the audit and other services provided by the Company’s independent auditors, consulting with the Company’s independent auditors and retaining the Company’s independent auditors. The Audit Committee met four times during the fiscal year ended June 30, 2002. Each person who was a member of the Audit Committee at relevant times attended all such meetings.

The Compensation Committee is currently comprised of Mr. Wilson, Mr. Massimino, Ms. Skladany and Mr. Berry. Prior to Mr. Berry’s appointment to the Compensation Committee on August 26, 2002, the members of the Audit Committee were Mr. Wilson, Mr. Massimino and Ms. Skladany. The Compensation Committee has the authority to supervise all matters related to the compensation of executive officers of the Company, including determining policies and practices, changes in compensation and benefits for management, determination of employee benefits and all other matters relating to employee compensation, including matters relating to the administration of the Company’s 1998 Performance Award Plan, as amended. Additionally, the Compensation Committee has authority to administer the Company’s Employee Stock Purchase Plan. The Compensation Committee met twice during the fiscal year ended June 30, 2002. Each person who was a member of the Compensation Committee at relevant times attended all such meetings.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16 of the Securities Exchange Act of 1934, as amended, requires Corinthian’s officers (as defined under Section 16), directors and persons who beneficially own greater than 10% of a registered class of Corinthian’s equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the “SEC”). Based solely on a review of the forms it has received, Corinthian believes that during fiscal 2002 all Section 16 filing requirements applicable to its officers, directors and 10% beneficial owners were complied with by such persons, except that the Company filed a Form 3, Initial Statement of Beneficial Ownership, on behalf of Bruce Deyong, President and Chief Operating Officer of the Company’s Corinthian Schools, Inc. subsidiary, more than the required 10 days after Mr. Deyong was appointed to such position.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

The following table provides information concerning the annual and long-term compensation for services in all capacities to Corinthian for the fiscal years ended June 30, 2002, 2001 and 2000 for our chief executive officer and our next four most highly compensated executive officers (collectively, the “Named Executive Officers”).

		Annual Compensation					Long-Term Compensation
Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)		Other Annual Compensation ($)		Securities Underlying Options (#)(6)	All Other Compensation ($)(7)
David G. Moore Chairman, President and Chief Executive Officer	2002 2001 2000	375,000 300,000 285,894	457,500 350,000 300,000	(2)	* * *		150,000 200,000 80,000	6,342 7,826 6,965

Paul R. St. Pierre Executive Vice President, Marketing and Admissions	2002 2001 2000	310,000 240,000 220,256	378,200 290,000 240,000	(2)	* * *		150,000 200,000 80,000	5,955 7,462 6,085

Dennis L. Devereux Executive Vice President, Administrative Services	2002 2001 2000	250,000 220,000 198,033	305,000 270,000 220,000	(2)	* * *		150,000 200,000 80,000	5,718 7,513 5,832

Dennis N. Beal(1) Executive Vice President and Chief Financial Officer	2002 2001 2000	225,000 200,000 27,692	274,500 275,000 -0-	(2)	* 93,337 76,880	(3) (4)	150,000 200,000 80,000	-0- -0- -0-

Beth A. Wilson Executive Vice President, Operations	2002 2001 2000	225,000 175,000 153,462	269,436 223,161 175,000	(2)	* * 103,870	(5)	150,000 100,000 60,952	6,169 6,691 4,631

*	Does not exceed reporting thresholds for perquisites and other personal benefits as set by the Securities and Exchange Commission.

(1)	Mr. Beal was hired as the Company’s Executive Vice President and Chief Financial Officer effective as of May 4, 2000.

(2)
Includes a special, one-time bonus paid after completion of the Company’s secondary public offering in October 2000 in the approximate amounts of $50,000 for each of Messrs. Moore, St. Pierre and Devereux, $75,000 for Mr. Beal and $50,000 for Ms. Wilson.

(3)	Includes $81,117 paid for temporary living costs, relocation expenses and to offset taxes associated with relocation reimbursement.

(4)	Includes a one-time payment to Mr. Beal of $75,000 upon his initial employment with the Company and as an inducement to relocate to Orange County, California.

(5)	Consists entirely of amounts paid for temporary living costs, relocation expenses and to offset taxes associated with relocation reimbursement.

(6)	All option amounts have been adjusted to reflect the Company’s 2-for-1 stock splits effected in the form of stock dividends in December 2000 and May 2002.

(7)
Represents the Company’s matching contribution to the employees’ 401(k) Plan. This benefit is provided to all eligible Company employees on a 100% matching basis up to 2% of each employee’s annual salary and on a 50% matching basis up to the next 4% of each employee’s annual salary.

OPTION GRANTS DURING FISCAL YEAR 2002

The following table sets forth information regarding options to purchase Common Stock granted during the fiscal year ended June 30, 2002 to each of the Named Executive Officers. The Company does not have any outstanding stock appreciation rights.

Name	Number of Securities Underlying Options Granted(#)(1)	% of Total Options Granted to Employees in Fiscal Year(%)	Exercise or Base Price per Share($/SH)(1)	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term($)(2)
					5%	10%
David G. Moore	150,000	10.68	12.585	9/21/11	1,186,724	3,007,500
Paul R. St. Pierre	150,000	10.68	12.585	9/21/11	1,186,724	3,007,500
Dennis N. Beal	150,000	10.68	12.585	9/21/11	1,186,724	3,007,500
Dennis L. Devereux	150,000	10.68	12.585	9/21/11	1,186,724	3,007,500
Beth Wilson	150,000	10.68	12.585	9/21/11	1,186,724	3,007,500

(1)	The number of securities underlying options granted and the exercise price per share have been adjusted to reflect the Company’s two-for-one stock split in May 2002.

(2)
The potential realizable values are based on an assumption that the stock price of the Common Stock will appreciate at the annual rate shown (compounded annually) from the date of grant until the end of the option term. These values do not take into account amounts required to be paid as income taxes under the Internal Revenue Code and any applicable state laws or option provisions providing for termination of an option following termination of employment, non-transferability or vesting. These amounts are calculated based on the requirements promulgated by the Securities and Exchange Commission and do not reflect an estimate of future stock price growth of the shares of the Common Stock.

OPTION EXERCISES IN FISCAL 2002 AND FISCAL YEAR END OPTION VALUES

The following table contains information regarding options exercised by the Named Executive Officers and their unexercised options as of June 30, 2002.

Name	Shares Acquired on Exercise(#)(1)	Value Realized($)(2)	Number of Shares Underlying Unexercised Options as of June 30, 2002(#)(1) Exercisable/Unexercisable	Value of Unexercised in-the-Money Options as of June 30, 2002($)(3) Exercisable/Unexercisable
David G. Moore	-0-	-0-	134,272/340,000	3,509,510/7,246,000
Paul St. Pierre	-0-	-0-	134,272/340,000	3,509,510/7,246,000
Dennis L. Devereux	-0-	-0-	134,272/340,000	3,509,510/7,246,000
Dennis N. Beal	70,000	718,180	0/340,000	0/7,205,940
Beth Wilson	45,000	561,101	4,762/255,476	146,527/5,652,509

(1)	All share amounts have been adjusted to reflect the Company’s stock splits in December 2000 and May 2002 (including the number of shares acquired upon exercise of options prior to such dates).

(2)	Value realized represents the difference between the market value on the date the shares were acquired and the exercise price for the shares.

(3)	Based on the closing sale price of the Common Stock on June 28, 2002 ($33.89), the last trading day of the Company’s fiscal year on the Nasdaq National Market, less the option exercise price.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The Compensation Committee members are Loyal Wilson, Jack D. Massimino, Michael P. Berry and Linda Arey Skladany. For the fiscal year ended June 30, 2002, the Company’s Compensation Committee consisted of Mr. Wilson, Mr. Massimino and Ms. Skladany. None of such persons is or has ever been an officer or employee of the Company or any of its subsidiaries.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

The Compensation Committee of the Board of Directors is comprised entirely of non-employee directors and establishes Corinthian’s compensation strategy and policies and determines the nature and amount of all compensation for Corinthian’s executive officers, including the Named Executive Officers. The objectives of the Board of Directors in determining the levels and components of executive compensation are to (i) attract, motivate and retain talented and dedicated executive officers, (ii) provide executive officers with both cash and equity incentives to further the interests of Corinthian and its stockholders, and (iii) compensate executive officers at levels comparable to those of executive officers at other comparable companies.

Generally, the compensation of all executive officers is composed of:

•	a base salary,

•	perquisites,

•	bonuses, and

•	periodic stock options.

The Compensation Committee believes that these components offer the executive officers competitive compensation, while aligning their interests with those of the Company’s stockholders. Through the use of stock options and annual bonuses, the executive officers are individually rewarded for their improvement of the Company’s performance.

Base Salaries.    In determining the base salaries of the Named Executive Officers in fiscal 2002, the Board of Directors considered the performance of each executive in past years, the nature of the executive’s responsibilities, the salary levels of executives at comparable publicly held companies and Corinthian’s general compensation practices.

In the beginning of fiscal 2002, the Compensation Committee directed management to commission a report from a professional, independent executive compensation consulting firm regarding the level of executive compensation for companies in the same or similar industries, of approximately the same size, and in the same or similar geographic regions. Based on the data compiled by such consulting firm, and taking into account the superior operational performance and stock price appreciation of the Company over the past three years, the Compensation Committee granted increases in the base salaries of each of the Named Executive Officers for fiscal 2002 to the amounts reflected in the table entitled “Executive Compensation and Other Information.”

Bonuses.    Discretionary bonuses for each Named Executive Officer are directly tied to achievement of specified goals by the Company and such executive and are a function of criteria which the Compensation Committee believes appropriately takes into account the specific areas of responsibility of the particular officer. Discretionary bonuses are paid as a percentage of the officer’s base salary. The performance objectives in fiscal 2002 were based primarily on revenue and net income growth for fiscal 2002, compared to the prior year, and other individual criteria. All such bonus criteria were established at a time when the Company’s actual performance in relation to the target remained uncertain (as defined in Section 162(m) of the Internal Revenue Code). The Compensation Committee may in the future impose, in its discretion, additional conditions or terms for the payment of bonuses, including the creation of other financial, strategic or individual goals.

During fiscal 2002, the Company’s revenues and net income increased 38.5% and 51.4%, respectively, and significantly exceeded the thresholds previously set by the Compensation Committee for the payment of full targeted bonuses to the Named Executive Officers. Based on a formula established by the Committee at the start of the fiscal year, and taking into account the achievement of specific operational objectives for certain of the Named Executive Officers, the Compensation Committee awarded the Named Executive Officers between approximately 120% and 122% of each such executive’s targeted bonus for fiscal 2002.

Stock Options.    Periodically, the Compensation Committee has, and expects in the future to, grant stock options to executive officers and other key employees in order to provide a long-term incentive. The value of such stock options is directly tied to the performance of the Company’s Common Stock. These options provide an incentive to maximize stockholder value because they reward option holders only if stockholders also benefit. The exercise price of these stock options is the fair market value of the Common Stock on the date of grant. In general, the options vest in equal annual installments over a four-year period beginning one year after the date of grant. Vesting periods are used to retain key employees and to emphasize the long-term aspect of contribution and performance. In making stock option grants to executives and other key employees, the Compensation Committee considers a number of factors, including the performance of such persons, achievement of specific delineated goals, the responsibilities and the relative position of such persons within Corinthian, review of compensation of executives and key employees in comparable companies and review of the number of stock options each such person currently possesses.

Compensation of the Chief Executive Officer.    At the start of fiscal 2002, Mr. Moore’s annual base salary was increased to $375,000 per year. Mr. Moore was also granted 150,000 stock options during the fiscal year (after giving effect to the Company’s May 2002 two-for-one stock split). Mr. Moore’s salary increase and option grant during fiscal 2002 were based, in part, upon the Committee’s review of data compiled by a professional, independent executive compensation consulting firm, which compared overall compensation for chief executive officers of companies in the same or similar industries, of approximately the same size, and in the same or similar geographic regions. In addition, the Compensation Committee also considered the Company’s superior financial and stock price performance over the past several years and Mr. Moore’s contribution to the Company’s success. Mr. Moore’s bonus was determined in the same manner as that of the other Named Executive Officers. The Compensation Committee believes Mr. Moore’s overall compensation package was generally competitive for fiscal 2002 with the salaries of chief executive officers of companies of our size, structure and complexity.

Compliance with Section 162(m).    The Compensation Committee currently intends for all base salary and bonus compensation paid to the Named Executive Officers to be tax deductible to Corinthian pursuant to Section 162(m) of the Internal Revenue Code of 1986, as amended. Section 162(m) provides that compensation paid to the Named Executive Officers in excess of $1,000,000 cannot be deducted by Corinthian for federal income tax purposes unless, in general, such compensation is objective, performance based, and established by a committee of independent directors, and the plan or agreement providing for such performance based compensation has been approved in advance by stockholders.

The Compensation Committee believes that the executive compensation policies described in this report are in the best interests of the Company and its stockholders. The various compensation mechanisms maintain an appropriate balance between motivating the achievement of short-term goals and strategically incentivizing long-term success. The Compensation Committee will continue to monitor the overall effectiveness of the compensation program to ensure that it will continue to successfully meet our needs.

THE COMPENSATION COMMITTEE

Loyal Wilson
Jack D. Massimino
Linda Arey Skladany
Michael P. Berry

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The Audit Committee of the Board of Directors is comprised entirely of non-employee directors, each of whom are independent directors for the purposes of the National Association of Securities Dealers’ (“NASD”) listing standards and Section 301 of the Sarbanes-Oxley Act of 2002. The Board of Directors has adopted a written charter for the Audit Committee, a copy of which is included as Appendix A to this Proxy Statement. Prior to July 27, 2001, the Audit Committee was comprised of Loyal Wilson, Jack D. Massimino and Dr. Carol D’Amico. On July 27, 2001, Dr. D’Amico resigned from the Board to accept a position as Assistant Secretary of Adult and Vocational Education for the Department of Education. On August 28, 2001, the Board appointed Linda Skladany to the Audit Committee. On August 26, 2002, Michael P. Berry became a member of the Board and was simultaneously appointed to the Audit Committee. The Audit Committee held four meetings during fiscal year 2002. In January 2002, the Audit Committee recommended to the Board of Directors that the Board appoint Ernst & Young LLP as the Company’s independent accountants, replacing Arthur Andersen LLP, which change became effective in February 2002.

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors. Management is responsible for the Company’s internal controls and establishing and reviewing the financial reporting process. The Company’s independent accountants are responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with generally accepted accounting principles and to issue a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes.

During the 2002 fiscal year, the Audit Committee met and held discussions with management and the Company’s independent accountants, Ernst & Young LLP (and prior to February 2002, Arthur Andersen LLP). Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with generally acceptable accounting principles and the Audit Committee has reviewed and discussed the consolidated financial statements of the Company for the fiscal year ended June 30, 2002 with management and Ernst & Young LLP.

The Audit Committee reviewed and discussed the audited financial statements of the Company for the fiscal year ended June 30, 2002 with the Company’s management, and has discussed with Ernst & Young LLP the matters required to be discussed by Statement on Auditing Standards Board Standard No. 61, as amended “Communication with Audit Committees.” Ernst & Young LLP also provided to the Audit Committee the written disclosure required by Independence Standards Board Standard No. 1 “Independence Discussions with Audit Committees.” The Committee discussed with Ernst & Young LLP that firm’s independence and has determined that the non-audit services provided by that firm are compatible with maintaining its independence.

Based on the Audit Committee reviews and discussions with management and Ernst & Young LLP, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for filing with the SEC for the year ended June 30, 2002.

THE AUDIT COMMITTEE

Jack D. Massimino
Loyal Wilson
Linda Arey Skladany
Michael P. Berry

NOTWITHSTANDING ANYTHING TO THE CONTRARY SET FORTH IN THE COMPANY’S PREVIOUS FILINGS UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, THAT MIGHT INCORPORATE BY REFERENCE PREVIOUS OR FUTURE FILINGS, INCLUDING THIS PROXY STATEMENT, IN WHOLE OR IN PART, THE FOREGOING REPORT OF THE AUDIT COMMITTEE AND ANY STATEMENTS REGARDING THE INDEPENDENCE OF THE AUDIT COMMITTEE MEMBERS SHALL NOT BE INCORPORATED BY REFERENCE INTO ANY SUCH FILINGS.

FEES PAID TO INDEPENDENT AUDITORS

Audit Fees

The aggregate fees billed for professional services rendered by Ernst & Young LLP for the audit of the Company’s annual financial statements for the fiscal year ended June 30, 2002, and the reviews of the financial statements included in the Company’s Form 10-Qs for such fiscal year were approximately $150,000. For the period prior to February 2002, Arthur Andersen LLP billed the Company approximately $16,000 for similar services.

Financial Information Systems Design And Implementation Fees

No fees were billed for professional services rendered by Ernst & Young LLP or Arthur Andersen LLP for financial systems design and implementation services for the fiscal year ended June 30, 2002.

All Other Fees

The aggregate fees for professional services rendered by Ernst & Young LLP and Arthur Andersen LLP, other than the services referred to above, were approximately $22,000 and $82,000, respectively, for the fiscal year ended June 30, 2002. Such amounts related primarily to tax compliance services. The Audit Committee has determined that the provision of these services is compatible with maintaining the independence of such firms.

EMPLOYMENT AGREEMENTS

The Company has employment agreements (the “Employment Agreements”) with each of the Named Executive Officers. The initial term of each of the Employment Agreements is two years, which is automatically extended for an additional year on the first anniversary date of the agreement and each subsequent anniversary date, unless either the Company or such executive gives a termination notice to the other party at least one year prior to the expiration date of the then-current term. The maximum term of the Employment Agreements is five years.

The Employment Agreements provide for the payment of an annual base salary of not less than $375,000 for Mr. Moore, $310,000 for Mr. St. Pierre, $250,000 for Mr. Devereux, $225,000 for Mr. Beal and $225,000 for Ms. Wilson. The amount of these base salaries will be reviewed annually by the Compensation Committee and may be increased above such levels. The Named Executive Officers are also entitled to participate in and be covered by all bonus, incentive, health insurance, 401K and other plans and benefits currently established for the employees of the Company. In addition, the Employment Agreements provide the Named Executive Officers with vacation benefits of no less than three weeks per year and reimbursement of all business expenses. If the Company terminates a Named Executive Officer’s employment without “cause” (as defined in the Employment Agreements), or if a Named Executive Officer terminates his employment under certain circumstances set forth in the Employment Agreements, then such person is entitled to receive a lump sum payment equal to, in the case of Mr. Beal and Ms. Wilson, the value of such person’s annual base salary and average annual bonus for the previous two fiscal years, and, in the case of Messrs. Moore, St. Pierre and Devereux, two times the value of such person’s annual base salary and average annual bonus for the previous two fiscal years.

In the event of a change in control of the Company (as defined in the Employment Agreements), each Named Executive Officer would be entitled to receive a payment equal to two times the value of such executive’s base salary and average annual bonus for the two most recent fiscal years. In the cases of Mr. Beal and Ms. Wilson, if such payment results in the imposition of excise taxes under Section 4999 of the Internal Revenue Code of 1986, as amended (the “Code”), then such executive’s payment will either be (a) the full payment amount, or (b) such lesser amount that would result in no portion of the payment being subject to such excise tax, whichever of the foregoing amounts results in the receipt by such executive, on an after-tax basis, of the greatest amount of such payment. In the cases of Messrs. Moore, St. Pierre and Devereux, if such payment results in the imposition of excise taxes under Section 4999 of the Code, such executive is entitled to receive an additional payment so that, after payment by such executive of all applicable excise taxes, such person retains an amount equal to the amount he would have retained had no excise tax been imposed.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Company has no reportable certain relationships or related transactions.

PERFORMANCE GRAPH

The following graph shows a comparison of cumulative total returns for Corinthian, the Russell 2000 Index and an index of peer companies selected by Corinthian during the period commencing on February 5, 1999, the first trading date after Corinthian’s initial public offering, and ending on June 30, 2002. The comparison assumes $100 was invested on February 5, 1999 in the Common Stock, the Russell 2000 Index and the peer companies selected by Corinthian and assumes the reinvestment of all dividends, if any. The companies in the peer group, all of which are education companies, are weighted according to their market capitalization. Included in the peer group are: Apollo Group Inc., Career Education Corporation, DeVry, Inc., Education Management Corporation, ITT Educational Services, Inc., Strayer Education, Inc. and Whitman Education Group, Inc. The performance graph begins with Corinthian’s initial public offering price of $4.50 per share, taking into account the two-for-one stock splits of the Company’s common stock effected in the form of stock dividends in December 2000 and May 2002.

SECURITY OWNERSHIP OF MANAGEMENT AND PRINCIPAL STOCKHOLDERS

The following table sets forth, as of September 13, 2002, certain information with respect to the beneficial ownership of the Common Stock by (i) each person known by Corinthian to own beneficially more than 5% of the outstanding shares of Common Stock (based solely upon a review by the Company of Forms 13G filed with the Securities and Exchange Commission), (ii) each Company director, (iii) each of the Named Executive Officers and (iv) all of the Company’s directors and Named Executive Officers as a group.

Unless otherwise indicated below, the persons in the table have sole voting and investment power with respect to all shares shown as beneficially owned by them.

Name	Shares of Common Stock Beneficially Owned(1)	Percentage of Outstanding Shares Owned
David G. Moore(2)(10)	1,548,052	3.6%
Paul R. St. Pierre(3)(10)	759,536	1.8
Dennis Devereux(4)(10)	725,384	1.7
Dennis Beal(5)(10)	37,500	*
Beth Wilson(6)(10)	37,500	*
Loyal Wilson(7)(10)	78,000	*
Jack D. Massimino(8)(10)	48,000	*
Linda Arey Skladany(9)(10)	48,000	*
Michael P. Berry(10)	-0-	*

All directors and executive officers as a group (9 persons)(2)(3)(4)(5)(6)(7)(8)(9)	3,281,972	7.5%

*	Less than 1%.

(1)
Beneficial ownership is determined in accordance with the rules of the Commission. The number of shares beneficially owned by a person and the percentage ownership of that person includes shares of common stock subject to options or warrants held by that person that are currently exercisable or exercisable within 60 days of September 13, 2002. As of September 13, 2002, there were 43,046,178 outstanding shares of Common Stock.

(2)	Includes 191,772 shares of Common Stock which may be acquired by Mr. Moore upon the exercise of stock options which are currently exercisable or exercisable within 60 days of September 13, 2002.

(3)
Includes issued and outstanding shares which are held in a family trust of which Mr. St. Pierre is a grantor and a trustee, and also includes 191,772 shares of Common Stock which may be acquired by Mr. St. Pierre upon the exercise of stock options which are currently exercisable or exercisable within 60 days of September 13, 2002.

(4)
Includes issued and outstanding shares which are held in a family trust of which Mr. Devereux is a grantor and a trustee, and also includes 191,772 shares of Common Stock which may be acquired by Mr. Devereux upon the exercise of stock options which are currently exercisable or exercisable within 60 days of September 13, 2002.

(5)	Consists of shares of Common Stock which may be acquired by Mr. Beal upon the exercise of stock options which are currently exercisable or exercisable within 60 days of September 13, 2002.

(6)	Consists of shares of Common Stock which may be acquired by Ms. Wilson upon exercise of stock options which are currently exercisable or exercisable within 60 days of September 13, 2002.

(7)
Such shares include 12,000 shares owned by Sage Investments Limited Partnership and 48,000 shares which may be acquired by Mr. Wilson upon the exercise of stock options which are currently exercisable or exercisable within 60 days of September 13, 2002. Mr. Wilson also holds 18,000 shares in his individual capacity. Mr. Wilson is the general partner of Sage Investments Limited Partnership.

(8)	Consists of shares of Common Stock which may be acquired by Mr. Massimino upon the exercise of stock options which are currently exercisable or exercisable within 60 days of September 13, 2002.

(9)	Consists of shares of Common Stock which may be acquired by Ms. Skladany upon the exercise of stock options which are currently exercisable or exercisable within 60 days of September 13, 2002.

(10)	The address of each such person is c/o Corinthian Colleges, Inc., 6 Hutton Centre Drive, Suite 400, Santa Ana, California 92707.

PROPOSAL 2

RATIFICATION OF APPOINTMENT OF AUDITORS

The Audit Committee of the Board of Directors has appointed Ernst & Young LLP, independent certified public accountants, as auditors of Corinthian’s financial statements for the fiscal year ended June 30, 2003. Ernst & Young LLP has acted as auditors for Corinthian since February 2002. The Audit Committee has determined to afford stockholders the opportunity to express their opinions on the matter of auditors, and, accordingly, is submitting to the stockholders at the Annual Meeting a proposal to ratify the Audit Committee’s appointment of Ernst & Young LLP. If a majority of the shares voted at the Annual Meeting, in person or by proxy, are not voted in favor of the ratification of the appointment of Ernst & Young LLP, the Audit Committee will interpret this as an instruction to seek other auditors. It is expected that representatives of Ernst & Young LLP will be present at the meeting and will be available to respond to appropriate questions. They will be given an opportunity to make a statement if they desire to do so.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE INDEPENDENT AUDITORS OF CORINTHIAN’S FINANCIAL STATEMENTS FOR THE FISCAL YEAR ENDED JUNE 30, 2003.

MISCELLANEOUS AND OTHER MATTERS SOLICITATION

The cost of this proxy solicitation will be borne by Corinthian. Corinthian may request banks, brokers, fiduciaries, custodians, nominees and certain other record holders to send proxies, proxy statements and other materials to their principals at Corinthian’s expense. Such banks, brokers, fiduciaries, custodians, nominees and other record holders will be reimbursed by Corinthian for their reasonable out-of-pocket expenses of solicitation. Corinthian does not anticipate that costs and expenses incurred in connection with this proxy solicitation will exceed an amount normally expended for a proxy solicitation for an election of directors in the absence of a contest.

PROPOSALS OF STOCKHOLDERS

Stockholder proposals intended to be considered at Corinthian’s 2003 Annual Meeting of Stockholders must be received by the Secretary of Corinthian at its principal executive offices no later than June 17, 2003 in order to be considered for inclusion in Corinthian’s Proxy Statement and form of proxy relating to that meeting. If a stockholder notifies Corinthian of such stockholder’s intent to present a proposal for consideration at Corinthian’s 2003 Annual Meeting of Stockholders after August 31, 2003, Corinthian, acting through the persons named as proxies in the proxy materials for such meeting, may exercise discretionary voting authority with respect to such proposal without including information regarding such proposal in its proxy materials.

OTHER BUSINESS

The Board of Directors is not aware of any other matters to be presented at the Annual Meeting other than those mentioned in Corinthian’s Notice of Annual Meeting of Stockholders enclosed herewith. If any other matters are properly brought before the Annual Meeting, however, it is intended that the persons named in the proxy will vote as the Board of Directors directs.

ADDITIONAL INFORMATION

Included herewith is a copy of Corinthian’s Annual Report on Form 10-K for its fiscal year ended June 30, 2002, as filed with the Commission. Corinthian files annual, quarterly and special reports, proxy statements and other information with the Commission. You may read and copy any reports, statements or other information we file at the Commission’s public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the Commission at 1-800-SEC-0330 for further information on the public reference rooms. Our Commission filings are also available to the public from commercial document retrieval services and at the web site maintained by the Commission at http://www.sec.gov.

By order of the Board of Directors

David G. Moore
Chairman of the Board,
President and Chief Executive Officer

Santa Ana, California,
October 15, 2002

ALL STOCKHOLDERS ARE REQUESTED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY PROMPTLY.

APPENDIX A
CORINTHIAN COLLEGES, INC.

AMENDED AND RESTATED CHARTER OF THE
AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

ADOPTED AS OF AUGUST 27, 2002

I.     PURPOSE

The primary function and purpose of the Audit Committee (sometimes referred to herein as the “Committee”) shall be to assist the Board of Directors (the “Board”) of Corinthian Colleges, Inc. (this “Corporation”) in fulfilling its oversight responsibilities by reviewing and providing direction on the following matters:

(1)	The financial reports and other financial information provided by the Corporation to any governmental body or the public;

(2)	This Corporation’s systems of internal controls regarding finance, accounting, legal compliance and ethics that management and the Board have established; and

(3)	This Corporation’s auditing, accounting and financial reporting processes generally.

Consistent with this function, the Committee shall encourage continuous improvement of, and foster adherence to, the Corporation’s policies, procedures and practices at all levels. The Committee’s primary duties and responsibilities are to:

(1)	serve as an independent and objective party to monitor the Corporation’s financial reporting process and internal control system;

(2)	review and appraise the audit efforts of the corporation’s independent accountants and internal auditing department;

(3)	provide an open avenue of communication among the independent accountants, financial and senior management, the internal auditing department, and the Board

(4)
oversee the appointment, compensation, and review of the work of any registered public accounting firm employed by the Corporation (including the resolution of disagreements between management and the auditing firm regarding financial reporting) for the purpose of preparing or issuing an audit report or related work, and shall direct that such accounting firm report directly to the Committee.

The Committee will primarily fulfill these responsibilities by carrying out the activities enumerated in Section III of this Charter.

I.     COMPOSITION

The Audit Committee shall be comprised of three or more directors as determined by the Board, each of whom shall be “Independent Directors” (as defined herein), and free from any relationship that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment as a member of the Committee. For purposes of this charter, the term “Independent Directors” shall mean directors who (i) are not currently, and have not been for the past three (3) years, employees of the Corporation, (ii) other than in his or her capacity as a director and a member of any other committee of the Board, has not, from and after July 30, 2002, accepted any consulting, advisory, or other compensatory fee from the Corporation or any of its consolidated subsidiaries, (iii) have not been affiliated persons of the Corporation or any subsidiary thereof, and (iv) who are free of any relationship that, in the opinion of the Board, would interfere with their exercise of independent judgment as a Committee member. All members of the Committee shall have a working familiarity with basic finance and accounting practices. At least one member of the Committee shall be a “financial expert,” as such term is defined by rules adopted by the Securities and Exchange Commission pursuant to Section 407 of the Sarbanes-Oxley Act of 2002. Committee members may enhance their familiarity with finance and accounting by participating in educational programs conducted by the Corporation or an outside consultant.

The members of the Committee shall be elected by the Board at the annual organizational meeting of the Board or until their successors shall be duly elected and qualified. The Board shall have the power to increase the size of the Committee and to appoint members to fill vacancies or newly created positions on the Committee. Unless a chair is elected by the full Board, the members of the Committee may designate a chair by majority vote of the full Committee membership.

II.      MEETINGS

The Committee shall meet at least four times annually, or more frequently as circumstances dictate. As part of its job to foster open communication, the Committee should meet at least annually with management, the director of the internal auditing department and the independent accountants in separate executive sessions to discuss any matters that the Committee or each of these groups believe should be discussed privately. In addition, the committee or at least its chair should meet with the independent accountants and management quarterly to review the Corporation’s financials consistent with Article IV below.

III.  RESPONSIBILITIES AND DUTIES

To fulfill its responsibilities and duties the Audit Committee shall:

Documents/Reports Review

(1)	Review this Charter at least annually, and update the Charter as conditions dictate.

(2)
Review the organization’s annual financial statements and any reports or other financial information submitted to any governmental body, or the public, including any certification, report, opinion, or review rendered by the independent accountants.

(3)	Review the regular internal reports to management prepared by the internal auditing department and management’s response.

(4)
Review with financial management and the independent accountants the financial information to be included in any Forms 10-Q prior to its filing or prior to the release of earnings. The Chair of the Committee may represent the entire Committee for purposes of this review.

Independent Accountants

(5)
Select and retain, on behalf of the Corporation, any registered public accounting firm employed by the Corporation, considering, among other matters, such firm’s independence and effectiveness and approve the fees and other compensation to be paid to such registered public accounting firm. On an annual basis, the Committee should review and discuss with the accountants all significant relationships the accountants have with the Corporation to determine the accountants’ independence.

(6)	Review, in advance, any proposed non-audit services proposed to be performed by the Corporation’s independent public accounting firm.

(7)	Review the performance of the independent accountants and approve any proposed discharge of the independent accountants when circumstances warrant.

(8)	Periodically consult with the independent accountants out of the presence of management about internal controls and the fullness and accuracy of the organization’s financial statements.

Financial Reporting Processes

(9)	In consultation with the independent accountants and the internal auditors, review the integrity of the organization’s financial reporting processes, both internal and external.

(10)	Consider the independent accountants’ judgments about the quality and appropriateness of the Corporation’s accounting principles as applied in its financial reporting.

(11)
Consider and approve, if appropriate, major changes to the Corporation’s auditing and accounting principles and practice as suggested by the independent accountants, management, or the internal auditing department.

Process Improvement

(12)
Establish regular and separate systems of reporting to the Audit Committee by each of management, the independent accountants and the internal auditors regarding any significant judgments made in management’s preparation of the financial statements and the view of each as to appropriateness of such judgments.

(13)
Following completion of the annual audit, review separately with each of management, the independent accountants and the internal auditing department any significant difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to required information.

(14)	Review any significant disagreement among management and the independent accountants or the internal auditing department in connection with the preparation of the financial statements.

(15)
Review with the independent accountants, the internal auditing department and management the extent to which changes or improvements in financial or accounting practices, as approved by the Audit Committee, have been implemented.

Ethical and Legal Compliance

(16)
Establish, review and update periodically a Code of Ethics for senior financial officers as required by any rules adopted by the Securities and Exchange Commission pursuant to the Sarbanes-Oxley Act of 2002, and ensure that management has established a system to enforce this Code.

(17)
Review management’s monitoring of the Corporation’s compliance with the Corporation’s Code of Ethics, and ensure that management has the proper review system in place to ensure that Corporation’s financial statements, reports and other financial information disseminated to governmental organizations, and the public satisfy legal requirements.

(18)	Review, with the organization’s counsel, any legal matter that could have a significant impact on the organization’s financial statements.

(19)
Establish procedures for (i) the receipt, retention, and treatment of complaints received by the Corporation regarding accounting, internal accounting controls, or auditing matters, and (ii) the confidential, anonymous submission by employees of the Corporation of concerns regarding questionable accounting or auditing matters.

(20)	Perform any other activities consistent with this Charter, the Corporation’s By-laws and governing law, as the Committee or the Board deems necessary or appropriate.

IV.    DELEGATION OF AUTHORITY

To fulfill its responsibilities and duties, the Audit Committee shall have the authority to engage independent counsel and other advisors as it deems necessary to carry out its duties. The Corporation shall provide for appropriate funding, as determined by the Committee, for payment of (i) compensation to the registered public accounting firm employed by the Corporation for the purpose of rendering or issuing an audit report, and (ii) any advisors employed by the Committee pursuant to the immediately preceding sentence.

CORINTHIAN COLLEGES, INC.
PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
OF THE COMPANY FOR ANNUAL MEETING, NOVEMBER 21, 2002

The undersigned, a stockholder of CORINTHIAN COLLEGES, INC., a Delaware corporation (the “Company”), acknowledges receipt of a copy of the Notice of Annual Meeting of Stockholders, the accompanying Proxy Statement and a copy of the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2002; and, revoking any proxy previously given, hereby constitutes and appoints Dennis N. Beal and Dennis L. Devereux and each of them, his or her true and lawful agents and proxies with full power of substitution in each, to vote the shares of Common Stock of the Company standing in the name of the undersigned at the Annual Meeting of Stockholders of the Company to be held at the DoubleTree Club Hotel, California Ballroom, 7 Hutton Centre Drive, Santa Ana, California 92707 on November 21, 2002 at 10:00 a.m. California time, and at any adjournment thereof, on all matters coming before said meeting.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREBY BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2. IF ANY NOMINEE BECOMES UNAVAILABLE FOR ANY REASON, THE PERSONS NAMED AS PROXIES SHALL VOTE FOR THE ELECTION OF SUCH OTHER PERSON AS THE BOARD OF DIRECTORS MAY PROPOSE TO REPLACE SUCH NOMINEE.

(continued and to be signed on other side)

ê DETACH PROXY CARD HERE ê

Please mark your votes as in this example: ☒
The Board of Directors recommends a vote FOR Items 1 and 2.
1.	Nominees for a three-year term as a Class I director of the Company’s Board of Directors:
	Nominees: Loyal Wilson and Michael P. Berry	☐	FOR election of both director nominees (except as noted below)	☐	WITHHOLD vote from both nominees
To withhold authority to vote for any individual nominee, identify the nominee in the space below:
Exceptions:
2.	Ratification of Ernst & Young LLP as the Company’s independent auditors for the fiscal year ending June 30, 2003.	3. In their discretion, upon any other matters as may properly come before the meeting or at any adjournment thereof.
☐ FOR ☐ AGAINST ☐ ABSTAIN

(This Proxy must be signed exactly as your name appears hereon. Executors, administrators, trustees, etc., should give full title as such. If the shares are held in joint name, either person may sign this Proxy. If the shareholder is a corporation, a duly authorized officer should sign on behalf of the corporation and should indicate his or her title.)

Dated , 2002
Signature of Stockholder
Signature of Stockholder
PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

é Please Detach Here é
You Must Detach This Portion of the Proxy Card
Before Returning it in the Enclosed Envelope